Exhibit 99.1

Contact:	Contact:
Mary Coleman	Lippert/Heilshorn & Associates
Savient Pharmaceuticals, Inc.	Anne Marie Fields
information@savient.com	afields@lhai.com
(732) 418-9300	(212) 838-3777
Savient Pharmaceuticals Reports First Quarter 2008 Financial Results
Conference Call Scheduled for May 8, 2008 at 10:00 a.m. EDT
EAST BRUNSWICK, N.J. – (May 7, 2008) – Savient Pharmaceuticals, Inc. (NASDAQ: SVNT) today reported financial results for the three months ended March 31, 2008. The net loss for the first quarter of 2008 was $17.6 million or $0.33 per share on total revenues of $1.2 million, compared with a net loss of $7.8 million or $0.15 per share on total revenues of $6.4 million for the same period in 2007. The company ended the quarter with $129.1 million in cash and short and long-term investments.
“We made significant progress with our clinical program during the first quarter of this year, as we reported additional positive results from our Phase 3 studies for Puricase® (pegloticase) for treatment-failure gout”, said Christopher Clement, President and Chief Executive Officer. “On the regulatory front, we met with the U.S. Food and Drug Administration (FDA) to discuss our pre-Biologics License Application (BLA) for pegloticase and were very pleased with the results of the meeting. Our goal for filing the BLA is by the end of September 2008 and our commercial launch plans remain on track for the first half of 2009.”
Total revenues for the first quarter of 2008 were $1.2 million, compared with $6.4 million for the first quarter of 2007, a decrease of $5.2 million or 82%. The lower revenues reflect the continued impact of generic competition on sales of Oxandrin® (oxandrolone tablets, USP) CIII to promote weight gain following involuntary weight loss relating to disease or medical condition.
Cost of goods sold for the first quarter of 2008 was $0.3 million, compared with a net credit balance of $0.4 million for the first quarter of 2007, an increase of $0.7 million. The higher year-over-year cost is attributable to a one-time adjustment in the prior year related to a reduction in future inventory purchase commitment obligations, resulting from an agreement reached with a raw material supplier, partially offset by a decrease in costs due to lower sales of Oxandrin.
Research and development expenses for the first quarter of 2008 were $11.2 million, compared with $12.8 million for the first quarter of 2007, a decrease of $1.6 million or 13%. Contributing to the lower expenses was a decrease of $2.2 million in pegloticase clinical trial costs as these trials were completed in October 2007 and a decrease of $3.0 million related to manufacturing capacity reservation fees. Partially offsetting these lower costs were increased expenses of $1.4 million for technology transfer activities for our secondary source of supply of pegloticase active pharmaceutical ingredient (API) and $0.8 million of manufacturing process validation costs. Additionally, technical consulting expenses related to the planned BLA filing of pegloticase increased by $1.1 million during the current quarter.
Selling, general and administrative expenses for the first quarter of 2008 were $9.3 million, compared with $7.4 million for the first quarter of 2007, an increase of $1.9 million or 25%. The increase was primarily attributable to $1.2 million in higher Oxandrin-related litigation costs and an increase of $0.7 million in stock-based compensation expense.
Investment income for the first quarter of 2008 was $1.0 million, compared with $2.4 million during the first quarter of 2007, a decrease of $1.4 million or 60%. The decrease is primarily attributable to lower dividend and interest income on cash balances resulting from lower yields on our investments in U.S. Treasury money market funds, and to decreased cash balances.
Cash and short and long-term investments were $129.1 million as of March 31, 2008, which represented a $15.1 million reduction from the December 31, 2007 year-end balances.
CONFERENCE CALL
Savient will host a live web cast to review first quarter 2008 results on May 8, 2008 at 10:00 a.m. EDT. Both the live and archived web cast can be accessed from the Investor Relations page of Savient’s website at http://www.savient.com. A digital recording of the web cast will be available within one hour following the conclusion of the call and will be available for 14 days. To access the recording, use the Dial-In Number and the Conference ID listed below.
Dial: (800) 642-1687 (domestic) or (706) 645-9291 (international)
Conf ID: 43190918
ABOUT SAVIENT PHARMACEUTICALS, INC.
Savient Pharmaceuticals is a biopharmaceutical company engaged in developing and distributing pharmaceutical products that target unmet medical needs in both niche and broader markets. The company’s product development candidate, Puricase® (pegloticase) for treatment-failure gout, has reported positive Phase 1, 2 and 3 clinical data.  Patient dosing in the Phase 3 clinical studies began in June 2006; patient enrollment was completed in March 2007; and the Phase 3 clinical studies were completed in October 2007. Savient has exclusively licensed worldwide rights to the technology related to Puricase from Duke University and Mountain View Pharmaceuticals, Inc. Savient’s experienced management team is committed to advancing its pipeline and expanding its product portfolio by in-licensing late-stage compounds and exploring co-promotion and co-development opportunities that fit the Company’s expertise in specialty pharmaceuticals and biopharmaceuticals with an initial focus in rheumatology. Savient also manufactures and supplies Oxandrin® (oxandrolone tablets, USP) CIII in the U.S. Puricase is a registered trademark of Mountain View Pharmaceuticals, Inc. Further information on Savient can be accessed by visiting: http://www.savient.com.
FORWARD-LOOKING LANGUAGE
We may from time to time make written or oral forward-looking statements, including statements contained herein, in our filings with the Securities and Exchange Commission, in our press releases and in our reports to stockholders within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included in this press release regarding our strategy, strategic alliances, competitive position, plans and objectives of management are forward-looking statements that are subject to certain risks, trends and uncertainties that could cause actual results and achievements to differ materially from those expressed in such statements. These risks, trends and uncertainties are in some instances beyond our control. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “will” and other similar expressions help identify forward-looking statements, although not all forward-looking statements contain these identifying words. In particular, any statements regarding the clinical results of the Phase 3 clinical trials for Puricase® (pegloticase), the interim results from the ongoing pegloticase Open Label Extension (OLE) to the Phase 3 pivotal trials, the filing, based on those results, of a BLA and Marketing Authorization Application with the FDA, the results of the pre-BLA meeting with the FDA and its potential impacts on the BLA submission, the timing of approval of the BLA and launch of pegloticase, the market for pegloticase, and the absence of other therapies for treatment-failure gout patients, are forward-looking statements. These forward-looking statements involve substantial risks and uncertainties and are based on our current assessment of the Phase 3 clinical data and on current expectations, assumptions, estimates and projections about our business and the biopharmaceutical and specialty pharmaceutical industries in which we operate. Important factors that may affect our ability to achieve the matters addressed in these forward-looking statements include, but are not limited to, the delay or failure in completing development of pegloticase and developing other product candidates; our stock price and market conditions, varying interpretations of our clinical and CMC data by the FDA, delay achieving or failure to achieve FDA approval of pegloticase, difficulties of expanding our product portfolio through in-licensing or acquisition; inability to manufacture commercial quantities of our products; inability to gain market acceptance sufficient to justify development and commercialization costs if our products are approved for marketing; our continuing to incur substantial net losses for the foreseeable future; difficulties in obtaining financing; potential development of alternative technologies or more effective products by competitors; reliance on third parties to manufacture, market and distribute many of our products; economic, political and other risks associated with foreign operations; risks of maintaining protection for our intellectual property; risks of an adverse determination in ongoing or future intellectual property litigation; and risks associated with stringent government regulation of the biopharmaceutical industry and other important factors set forth more fully in our reports filed with the Securities and Exchange Commission, to which investors are referred for further information. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements which speak only as of the date of publication of this press release to shareholders. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments that we may make. We do not have a policy of updating or revising forward-looking statements and, except as required by law, assume no obligation to update any forward-looking statements.
SVNT-I
(Tables To Follow)

SAVIENT PHARMACEUTICALS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands, except share data)

	March 31,	December 31,
	2008	2007
Assets:
Current Assets:
Cash, cash equivalents and short-term investments	$127,050	$142,422
Accounts receivable, net	1,058	1,490
Note receivable	—	644
Inventories, net	2,370	2,636
Recoverable income taxes	9,871	8,637
Prepaid expenses and other current assets	1,660	3,105

Total current assets	142,009	158,934

Non-current assets:
Property and equipment, net	1,630	1,599
Deferred income taxes, net	3,558	3,558
Other assets (including restricted cash and investments)	3,293	3,082

Total assets	$150,490	$167,173

Liabilities And Stockholders’ Equity:
Current Liabilities:
Accounts payable	$2,886	$3,758
Deferred revenues	1,047	1,298
Other current liabilities	13,124	14,128

Total current liabilities	17,057	19,184
Other liabilities	9,021	8,924
Commitments and contingencies
Stockholders’ Equity:
Preferred stock — $.01 par value 4,000,000 shares authorized; no shares Issued	—	—
Common stock — $.01 par value 150,000,000 shares authorized; issued and outstanding 54,206,000 in 2008; 53,712,000 in 2007	542	537
Additional paid in capital	208,760	204,659
Accumulated deficit	(84,997)	(67,445)
Accumulated other comprehensive income	107	1,314

Total stockholders’ equity	124,412	139,065

Total liabilities and stockholders’ equity	$150,490	$167,173

SAVIENT PHARMACEUTICALS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	Three Months Ended
	March 31,
	2008	2007
Revenues:
Product sales, net	$1,144	$6,381
Other revenues	44	45

	1,188	6,426

Cost and expenses:
Cost of goods sold	333	(356)
Research and development	11,161	12,824
Selling, general and administrative	9,264	7,421

	20,758	19,889

Operating loss	(19,570)	(13,463)
Investment income, net	953	2,370
Other expense, net	(150)	(166)

Loss before income taxes	(18,767)	(11,259)
Income tax benefit	(1,215)	(3,417)

Net loss	$(17,552)	$(7,842)

Loss per common share
Basic	$(0.33)	$(0.15)

Diluted	$(0.33)	$(0.15)

Weighted average number of common and common equivalent shares:
Basic	53,276	51,997

Diluted	53,276	51,997